EXHIBIT 10.2

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) by and between MARINA BIOTECH, INC., a Delaware corporation (the “Company,” f.k.a. MDRNA, Inc., as successor-in-interest to Nastech Pharmaceutical Company Inc.), and BIOMED REALTY, L.P., a Maryland limited partnership (“BioMed”), is executed and effective as of September 27, 2011 (the “Effective Date”).

RECITALS

WHEREAS, BMR-3450 Monte Villa Parkway LLC, a Delaware limited liability company (the “Landlord,” as successor-in-interest to Phase 3 Science Center LLC), and the Company entered into that certain Lease dated as of April 23, 2002, as amended by that certain First Amendment to Lease dated as of July 1, 2003, that certain Second Amendment to Lease dated as of January 29, 2004, that certain Third Amendment to Lease dated as of March 5, 2009, that certain Fourth Amendment to Lease dated as of July 27, 2009, and that certain Fifth Amendment to Lease dated as of December 16, 2010 (collectively, the “Lease”);

WHEREAS, on the date hereof, the Company and the Landlord are entering into that certain Lease Termination Agreement, terminating the Lease pursuant to the terms and conditions contained therein (the “Lease Termination Agreement”); and

WHEREAS, pursuant to Section 3 of the Lease Termination Agreement, the Company and BioMed, the sole member of the Landlord, enter into this Agreement pursuant to which the Company shall issue to BioMed, and BioMed shall acquire from the Company, an aggregate of 6,686,373 shares (the “Shares”, equivalent to a settlement price of $0.23 per share) of the Company’s common stock, par value $0.006 per share (the “Common Stock”), on the terms and subject to the conditions specified herein.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

1. Issuance of Shares; Resale Restrictions.

1.1. Issuance of Shares. On the Effective Date and subject to the terms and conditions of this Agreement, in consideration of entering into the Lease Termination Agreement and for other good and valuable consideration the sufficiency of which is hereby recognized, the Company agrees to issue to BioMed, and BioMed agrees to acquire from the Company, the Shares.

1.2. Delivery of Shares. No later than five (5) business days following the Effective Date, the Company shall deliver to BioMed or cause to be delivered to BioMed, a share certificate registered in BioMed’s name representing the Shares that BioMed is to receive from the Company.

1.3. Resale Restrictions. Landlord hereby acknowledges and agrees that: (i) it will not sell any of the Shares for a period of one hundred thirty-five (135) days following the Effective Date (the “Restricted Period”).

2. Representations and Warranties of the Company. The Company hereby represents, warrants and covenants to BioMed as of the Effective Date, and with respect to Sections 2.7, 2.8, 2.9 and 2.10 only for so long as BioMed holds the Shares, as follows:

2.1. Organization; Good Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as presently conducted and as proposed to be conducted, and is qualified to do business as a foreign corporation in good standing in all other jurisdictions in which the conduct of its business requires such qualification.

2.2. Authorization. All corporate action on the part of the Company, its respective officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance and delivery of the Shares has been taken, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms. The Shares being purchased by BioMed hereunder, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, and not subject to preemptive or other similar rights of the Company’s stockholders or others.

2.3. Percentage of Outstanding Stock. The Shares, together with 2,115,727 shares held by BioMed as of the Effective Date (collectively, the “Total Shares”), represent less than ten percent (10.0%) of the voting interest and less than ten percent (10.0%) of the value of the outstanding stock of the Company.

2.4. Securities Laws. Subject to the accuracy of the representations and warranties of BioMed set forth in Section 3 below, the offering, issuance and sale of the Shares to BioMed is exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended (“Securities Act”), by virtue of the exemption provided by Section 4(2) of the Securities Act, and no consent, approval, qualification, registration or filing under any federal or state securities law is required in connection therewith. The exemption provided by Section 4(2) of the Securities Act is available to the offering, issuance, sale and delivery of the Shares to BioMed because, among other things, (1) there has been no general solicitation or general advertisement in connection with such offering, issuance and sale to BioMed, and (2) there are no other offerings of securities of the Company which could be integrated with the offering, issuance and sale of the Shares contemplated by this Agreement.

2.5. Restrictions. The Shares will be free of restrictions on transfer other than restrictions on transfer set forth in this Agreement or as otherwise required by applicable federal and state securities laws.

2.6. No Violation. Neither the execution, delivery and performance of this Agreement by the Company nor the issuance, sale and delivery of the Shares contemplated hereby will violate, conflict with or result in any breach of any of the terms, conditions or provisions of, constitute a default under, or require any consent not obtained as of the Effective Date under, (1) the certificate of incorporation or by-laws of the Company, (2) any agreement, contract, arrangement or understanding to which the Company is a party (including, but not limited to, any shareholders’ or similar agreements), or (3) any statute or any rule, regulation, order, judgment or decree of any court or other governmental body applicable to the Company.

2.7. Health Care / Lodging Facilities. The Company does not operate or manage any health care facilities (including a congregate care facility or assisted living facility) or lodging facilities or provide any person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated.

2.8. Annual Reports. The Company shall furnish to BioMed, as soon as practicable and in any event within 90 days after the end of each fiscal year of the Company, audited, consolidated annual financial statements certified by an independent certified public accountant and prepared in accordance with U.S. GAAP; provided, however, that so long as the Company remains subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company may satisfy this requirement by the timely filing of such financial statements with the Securities and Exchange Commission.

2.9. Quarterly Information. The Company shall furnish to BioMed, as soon as practicable and in any event within 15 days after the end of each calendar quarter, (i) a capitalization table setting forth all of the capital stock issued and outstanding or issuable by the Company, including the value of such capital stock, the voting power of such capital stock and the rights of such capital stock to appoint directors of the Company; provided, however, that so long as the Company remains subject to the reporting requirements of the Exchange Act, the Company may satisfy this requirement by timely filing its quarterly reports on Form 10-Q and annual report on Form 10-K with the Securities and Exchange Commission; and (ii) such other information as is reasonably requested by BioMed to be necessary or helpful to monitor BioMed’s compliance with the requirements relating to the status of BioMed or its affiliates as a real estate investment trust for federal income tax purposes.

2.10. Notification. In the event that the Company becomes aware of any event which has resulted or which may result in the Total Shares held by BioMed constituting greater than ten percent (10.0%) of the voting interest and/or greater than ten percent (10.0%) of the value of the outstanding stock of the Company, the Company shall immediately notify BioMed, and in no event later than five (5) days after the occurrence of such event.

3. Representations and Warranties of BioMed to the Company. BioMed hereby represents and warrants to the Company as of the Effective Date that:

3.1. Authorization. All corporate action on the part of BioMed, its respective officers, directors, members and shareholders necessary for the authorization, execution and delivery of this Agreement, and the performance of all obligations of BioMed hereunder, has been taken, and such Agreement constitutes a valid and legally binding obligation of BioMed, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability or specific performance, injunctive relief, or other equitable remedies.

3.2. No Violation. Neither the execution, delivery and performance of this Agreement by BioMed nor the acquisition by BioMed of the Shares will violate, conflict with or result in any breach of any of the terms, conditions or provisions of, constitute a default under, or require any consent not obtained as of the Effective Date under, (1) the certificate of incorporation or by-laws of BioMed, (2) any agreement, contract, arrangement or understanding to which BioMed is a party (including, but not limited to, any shareholders’ or similar agreements), or (3) any statute or any rule, regulation, order, judgment or decree of any court or other governmental body applicable to BioMed.

3.3. Investment Experience. BioMed acknowledges that it is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act, that it can bear the economic risk of its investment, and that it has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. BioMed also represents it has not been organized solely for the purpose of acquiring the Shares.

3.4. Restricted Securities. BioMed understands that the Shares it is purchasing are characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

3.5. Legends. It is understood that the certificate(s) evidencing the Shares shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 OF THE ACT.

4. Registration Rights. The Company shall file a resale registration statement on Form S-3 with respect to the Shares on or before February 1, 2012 (the “Initial Filing Deadline”) and shall use its continuing best efforts to cause such registration to become and remain effective for so long as BioMed holds any Shares, and BioMed agrees to cooperate with the reasonable requests of the Company in connection therewith. If the foregoing resale registration statement is not initially filed by Company on or prior to the Initial Filing Deadline or declared effective by the

Securities and Exchange Commission by April 1, 2012 (each a “Registration Default”), the Company will pay to BioMed $10,000, for each month or portion thereof that such Registration Default continues.

5. Miscellaneous.

5.1. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.2. Governing Law. This Agreement shall be governed by and construed under the laws of the State of Washington as applied to agreements entered into and to be performed entirely within Washington.

5.3. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

5.4. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

5.5. Notices. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) five (5) days after deposit with the U.S. Postal Service or other applicable postal service, if delivered by first class mail, postage prepaid, (b) upon delivery, if delivered by hand, (c) one (1) business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid or (d) one (1) business day after the business day of facsimile transmission (with confirmation), if delivered by facsimile transmission with copy by first class mail, postage prepaid, and shall be addressed (i) if to BioMed, at 17190 Bernardo Center Drive, San Diego, CA 92128, Attn: General Counsel/Corporate Legal; and (ii) if to the Company, at the address or facsimile number of the Company’s principal corporate offices, or at such other address as a party may designate by ten days’ advance written notice to the other party pursuant to the provisions above.

5.6. Costs and Expenses. Each party shall pay its respective expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including the fees and out-of-pocket expenses of legal counsel.

5.7. Amendment and Waivers. Any term of this Agreement may be amended and the severance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the parties hereto.

5.8. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.9. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

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The parties have executed this Stock Purchase Agreement as of the date first above written.

MARINA BIOTECH, INC.

By:	/s/ Phil Ranker
Name:	Philip C. Ranker
Title:	CAO Marina Biotech

BIOMED REALTY, L.P.

By:	/s/ Kevin M. Simonsen
Name:	Kevin M. Simonsen
Title:	VP, Real Estate Counsel

[SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT]